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                                                                  Exhibit 10.1.f

                    BASIC TOLL AGREEMENT FOR INJECTION LINES
                                     BETWEEN
                      EMPRESA NACIONAL DE ELCTRICIDAD S.A.
                                       AND
                 COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A.

In Santiago, Chile, on October 23, 2000, between EMPRESA NACIONAL DE ELECTRICIDAD S.A., hereinafter and indistinctly, ENDESA, represented by its General Manager, Mr. Hector Lopez Vilaseco, both domiciled in Santiago at Calle Santa Rosa No. 76, Floor 17, and COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A., hereinafter and indistinctly referred to as TRANSELEC, represented by its General Manager, Mr. Guillermo Espinosa Ihnen, both domiciled in Santiago at Calle Santa Rosa No. 76, Floor 9, the following has been agreed:

ONE: PURPOSE.

The present contract has the purpose of agreeing as to the annual basic toll payments that ENDESA is to pay to TRANSELEC for the facilities indicated in Exhibit No 1 and which are used to carry out electricity uploading, hereinafter Uploading Facilities, to the Central Interconnected System (SIC) its power plants Canutillar (nominal power 145.0 MW), El Toro (nominal power 400.0
MW), Antuco (nominal power 300.0 MW), Abanico (nominal power 136.0 MW), Bocamina (nominal power 125.0 MW), Cipreses (nominal power 101.4 MW), Isla (nominal power
68.0 MW), Sauzal (nominal power 76.8 MW), Sauzalito (nominal power 9.5 MW), Rapel (nominal power 350.0 MW), Los Molles (nominal power 16.0 MW), Huasco (nominal power 80.23 MW), Diego de Almagro (nominal power 23.75 MW) and Taltal (nominal power 240 MW) hereinafter ENDESA Power Stations, commencing from October 23, 2000.

The basic toll anual payments will entitle ENDESA to upload up to the maximum power and energy production capacity of the ENDESA Power Plants, which capacities are indicated in the preceding paragraph, to transmit it, and to download energy and power by means of the facilities which form part of its area of influence. ENDESA shall exercise this right in accordance with such provisions as the Economic Load Dispatch Center of the Central Interconnected System (the CDEC-SIC) may impart for such purpose.

Likewise, such downloads without supplementary payments as ENDESA may make in the area of influence of each one of its power plants, once it has paid the basic toll, are limited to:

a)    The total capacity of the transmission system involved.


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      b)    At such limits as the CDEC-SIC may establish, in consideration of that provided for in Article 198 of the Electricity Regulations.

TWO: ANRV + OMC

The parties agree that the values of the Annual Payment for New Replacement Values plus the Costs of Operation and Maintenance (the ANRV + OMC) for the Uploading Facilities are those presented in Exhibit No. 1 to the present contract , expressed in thousands of dollars of the United States of America on the date of March 1, 2000. Said ANVR's + COM's duly indexed through the formula referred to in clause EIGHT, will be in effect up to October 31, 2012.

THREE: PRO-RATA AMOUNTS

The parties agree that the pro-rata amounts for the ENDESA Power Plants for the period from October 23, 2000 to October 31, 2012 are those indicated in Exhibit No. 2 to the present contract .

FOUR: DEFINITION OF THE NEW REPLACEMENT VALUE

For the purposes of the present contract, the New Replacement Value for the transmission facilities, hereinafter, without distinction, NRV, will be understood to mean the cost of renewing all of the works, facilities and physical assets intended for the function of the transmission of electricity.

Renewal is understood to mean the activity of replacing the works, facilities and physical assets presently in service with others that are equal. In the event that they do not exist on the market, the respective cost is to be that of the works, facilities and physical assets of modern technology, and current cost, meant to fulfill the same function with the same standards of quality of service. In the case of the transmission lines, those existing are considered with respect to the topographical layout, structures, voltage, numbers of circuits, and electrical transmission capacity. In the case of the sub-stations, consideration is given, in addition to the primary control and protection equipment, to the auxiliary equipment, including that of the auxiliary services, battery banks and emergency equipment, buildings meant to house the equipment indicated, pieces of land, and general works.

The costs associated with the NRV's for the transmission lines and for the sub-stations which constitute the area of influence of the ENDESA Power Plants include the following items, which are set forth solely as examples, this listing not being exhaustive: engineering and design, construction management and inspection, easements and compensations, supply of imported and domestic equipment and materials with the respective entry tariffs, port charges and domestic and international freight, construction and assembly of works and equipment, other financial and administrative costs such as staggered interest, overhead expenses, and operating capital.

For purposes of the valuation of the lines, the original copper wire is replaced by one of aluminum with equivalent characteristics. In the valuation of the sub-stations, the switches for large volumes of oil, for compressed air, and for large volumes of SF6 gas have been valuated as switches for small volumes of SF6 gas. The synchronous condensers are valuated as if they were static condensers.

FIVE: COSTS OF OPERATION AND MAINTENANCE

The costs of operation and maintenance (OMC) take into consideration all of the costs necessary for the adequate maintenance of the facilities and their proper decentralized operation subordinate to the Zone Operation Centers (ZOC) and to a Centralized Transmission Dispatch.

The OMC's take into consideration the operating expenses intended for the planning, execution and control of the activities of operation and maintenance, whether the latter are preventative, scheduled


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corrective, or unscheduled corrective, and the expenses and insurance for accidents to buildings and facilities.

In addition, the OMC's include the costs of capital, of operation, and of maintenance for the vehicles, for the maintenance equipment, for the telecommunications systems, for the tools and for instruments necessary for carrying out the activities of operation and maintenance, including the remote terminal units (RTU), the Zone Operation Centers (ZOC), and the Centralized Transmission Dispatch. Likewise, the OMC 's include the costs of capital, of operation, and of maintenance for the pieces of land and buildings, such as workshops, offices, and warehouses meant for operation and maintenance.

SIX: BASIC TOLL ANNUAL PAYMENTS

The parties agree that, commencing on October 23, 2000, and up to October 31, 2012, under the category of the basic ANRV + OMC for its power plants, ENDESA will pay to TRANSELEC such amount as results from multiplying the sum of the annual payment for the new replacement value (ANRV) and the costs of operation and maintenance (OMC) for each one of the facilities of the area of influence of the said power plants by the pro-rata amount corresponding to said power plants.

As a result of that indicated above, the parties agree that the annual basic toll payments for the ENDESA Power Plants for the period from October 23, 2000, and up to October 31, 2002, net of the value-added tax, which ENDESA is to pay to TRANSELEC, are those indicated in Table No. 1 below. These annual payments, the calculation of which is indicated in Exhibit No. 3 to the present contract, are expressed in dollars of the United States of America as of March 1, 2000.

TRANSELEC hereby declares that during the period referred to in the foregoing paragraph it will make its best efforts to achieve, if pertinent, the participation of third parties, other than ENDESA, in the payment for the use of the Uploading Facilities. All the amounts that TRANSELEC is to recover for this item will be deducted from the payment to be made by ENDESA, in such manner that TRANSELEC always receives 100% of the ANVR + OMC value of the Uploading Facilities.

                                   Table No. 1
                     ANRV + OMC for the ENDESA Power Plants
                    (basic ANRV + OMC ) Uploading Facilities
                Period from October 23, 2000, to October 31, 2012
                Values in thousands of US $ as of March 1, 2000

                 -------------------------------------------------

                      Power Plant         PERIOD 10/10/2000 to
                                               10/31/2012

                 -------------------------------------------------
                 Canutillar                               1,822.00
                 -------------------------------------------------
                 Toro                                     4,722.13
                 -------------------------------------------------
                 Antuco                                   2,087.55
                 -------------------------------------------------
                 Abanico                                  1,924.00
                 -------------------------------------------------
                 Bocamina                                       --
                 -------------------------------------------------
                 Cipreses                                 1,744.50
                 -------------------------------------------------
                 Isla                                     1,237.72
                 -------------------------------------------------
                 Sauzal - Sauzalito                         231.00
                 -------------------------------------------------
                 Rapel                                    3,867.00
                 -------------------------------------------------
                 Los Molles                               1,078.00
                 -------------------------------------------------
                 Huasco                                   1,264.00
                 -------------------------------------------------


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                 -------------------------------------------------
                 Diego de Almagro                           170.00
                 -------------------------------------------------
                 Taltal                                   3,481.00
                 -------------------------------------------------
                                  TOTAL                  23,628.90
                 -------------------------------------------------

SEVEN: PAYMENT MODALITY

The basic ANRV + OMC's will be paid in twelve monthly installments upon each month due, equivalent to multiplying the value of the basic ANRV + OMC indicated for each period and power plant in Table No. 1 above, duly indexed according to that provided for in Clause EIGHT by the factor of 0.07974 (seven thousand nine hundred seventy-four one-hundred-thousandths) and converted to pesos of domestic currency employing the exchange rate corresponding to the "observed dollar" referred to in the first paragraph of No. 6 of Chapter I, Title I, of the Compendium of International Currency Exchange Rules published by the Central Bank of Chile, or such as may replace it in the future, at the average for the month corresponding to payment. The monthly payment thus stipulated must contain a separate surcharge for the value-added tax, the V.A.T.

TRANSELEC will send the invoice within the first five (5) business days of the month subsequent to the month to which the charge pertains. ENDESA undertakes to pay such invoice to the treasury of TRANSELEC in Santiago, in cash, by check, not crossed, within the banking region of Santiago, or bank Sight Draft, at latest prior to 12:00 a.m. on the sixteenth day of each month subsequent to the month to which the charge pertains. If such day is a Saturday, Sunday or holiday, the time due will extend up to 12:00 a.m. on the subsequent business day.

Nevertheless, the parties may agree to a different method of payment, which may be by a bank transfer of funds or deposits into any of the checking accounts of TRANSELEC. In such case ENDESA must inform TRANSELEC in writing as to the date, amount, checking account number, and bank through which the payment or deposit has been made, as well as the number of the invoice or invoices that it has paid.

In the case of default or simple delay in payment, interest will accrue at the maximum contractual rate for transactions that are not adjustable of less than or more than ninety (90) days, as the case may be, from the date when the default or simple delay took place and up to the date of the actual payment thereof.

In the event that TRANSELEC sends the invoice late, ENDESA will be able to postpone its payment by one day for each day of delay and such postponement will not be deemed to be a default or simple delay for the purposes of charging the interest referred to in the preceding paragraph.

EIGHT: INDEXING

The parties agree that the monthly payments pertaining to the annual basic toll amounts for the Uploading Facilities of ENDESA Power Plants are to be indexed semi-annually on January 1 and on July 1 of each year, multiplying the monthly payment in force for the prior month by such factor as may result from applying the formula for indexing tolls detailed in Exhibit No. 4 to the present document. For these purposes, the said indexing factor will be deemed to be rounded off to the fifth decimal. The first indexing will take place on July 1, 2000 and will cover the period between March 1, 2000 and June 30, 2000. The parties agree that the indexing factor corresponding to the said period is 0.99951.

Whenever a semi-annual indexing of tolls is applicable, TRANSELEC will prepare and will send to ENDESA a memorandum of calculation containing, in a detailed and documented manner, the value


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of the new monthly payment. The sending of this document must take place five
(5) business days in advance of the date of sending of the invoices corresponding to the months of January and July.

NINE: SETTLEMENT OF THE VIRT's

The parties agree that they will carry out a monthly settlement, between themselves, of the valuation of the uploads and downloads per segment (VIRT's) for each one of the segments indicated in Exhibit No 1, generated by the balances of uploads and downloads made by the CDEC - SIC for each one of the said segments. The settlement indicated will be carried out during the month subsequent to the month to which the settlement pertains, once TRANSELEC has actually received such amounts from the rest of the members of the CDEC - SIC. In the event that the CDEC - SIC has not determined the VIRT's or in the event that TRANSELEC has not received all or part of the VIRT's from the rest of the members of the CDEC - SIC, the parties may agree on provisional settlements under this category, on account against final payment.

The amount to be paid for the settlement of the VIRT's will be determined as the addition of all the values resulting from multiplying ENDESA pro-rata for each segment by the VIRT of each of said segments. If the amount of the settlement corresponding to the entirety of the segments indicated in Exhibit No 1 proves to be greater than zero, TRANSELEC will pay such amount to ENDESA plus the value-added tax and, to the contrary, if the amount of the total settlement proves to be less than zero, ENDESA will pay the absolute value of such amount, plus the value-added tax, to TRANSELEC. For purposes of these settlements, if appropriate, the same interest rate as that employed by the CDEC - SIC will be used.

TEN: PERIOD OF EFFECTIVENESS

The present contract will have an unlimited period of effectiveness commencing from October 23, 2000.

Notwithstanding that provided for in the previous paragraph, either of the parties may request from the other party in writing, commencing from October 31, 2012, a partial or total revision of the contract.

If the parties do not reach an agreement on the modifications to the contract arising from such general or partial revision requested within a term of six months from the date of receipt of such request, the parties agree to submit the difference to the arbitration panel provided for in Clause FIFTEEN. The contract will be modified under the terms decided by such arbitration panel.

In no case will a gap arise in the payments that ENDESA makes to TRANSELEC. In the event that methodological or regulatory absences of definition exist deriving from legal modifications, the monthly payments will continue to be made on the basis of the present contract in a provisional manner subject to adjusted settlement until such time as such absences of definitions are resolved by mutual agreement between the parties or in accordance with the procedure established in Clause FIFTEEN.

The respective modification of the Uploading Facilities basic toll, a result of the general revision requested, whether arising by agreement of the parties or by decision of the arbitration panel, will govern from the time when the event causing such revision arises or enters into force, giving rise to such monthly settlement readjustments as may pertain. The differences will be paid, if appropriate, by such party as proves to be the debtor, with the interest current for transactions that are not


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adjustable of more than or less than 90 days, as may pertain, within a maximum term of 30 days subsequent to the time when the contract arises or the arbitration award becomes executory.

ELEVEN: LIABILITIES

The liabilities of the contracting parties will correspond to those defined in Decree with Force of Law No. 1 of 1982 of the Ministry of Mining, hereinafter the Electricity Law, the Supreme Decree No 327 published on September 10,
1998, hereinafter the Electricity Regulations, the manuals and procedures of the CDEC - SIC, and the modifications or changes of the mentioned legal sources.

TRANSELEC will at no time be liable for such damages or losses as ENDESA may suffer due to a total or partial lack of supply of electrical energy and power, excessive variations in voltage or frequency, or others, caused by technical failures which may affect the facilities of the Transmission System of TRANSELEC
(SIT), or due to any other event that may interrupt, paralyze, or disturb transmissions of energy or power at the facilities of the area of influence of the ENDESA Power Plants caused by an act of God or force majeure and, the listing which follows not being exhaustive, the following: damage to equipment or lines caused by the third parties or birds or animals, damage caused by natural phenomena, telluric phenomena, lightning, storms, falling trees, floods, and inundations, among others.

On its part, ENDESA will in no case be liable for such losses as TRANSELEC may suffer due to technical failures or any other event which may interrupt, paralyze, or disturb the generating or transmission of energy and power at the ENDESA Power Plants caused by an act of God or force majeure. Among other things, an act of God or force majeure will be deemed to be the occurrence of a prolonged drought that impedes the normal generating of energy.

TWELVE: SUSPENSION OF SERVICE

TRANSELEC may suspend the transmission of energy and power for purposes of scheduled modification or maintenance work. Such suspensions will be planned and scheduled by TRANSELEC upon hearing the opinions on this subject from the various generating companies affected by such interruption in supply. Such suspensions must be communicated by TRANSELEC to ENDESA in writing at least sixty (60) days in advance.

The suspensions of service will be governed by the Electricity Law, by the Electricity Regulations, and by the rules and regulations of the CDEC - SIC.

TRANSELEC may also suspend the transmission of energy and power for purposes of emergency repairs. Such suspensions will take place with the giving of notice to ENDESA as far in advance as the circumstances permit.

THIRTEEN: INFORMATION ON OPERATION

TRANSELEC undertakes to send to ENDESA, each time that events occur affecting the normal functioning of the Uploading Facilities referred to in Exhibit No
1, a report in which it will set forth the irregularities and/or the interruptions in service occurring at such facilities, prior to 12:00 a.m. on the day subsequent to the occurrence of the event. In the mentioned report there will be indication of the durations of the interruptions that may have arisen at the Uploading Facilities of the ENDESA Power Plants and an estimate of the energy interrupted through such facilities, the day and the time when it occurred. In this same report or in another supplementary report the causes of the irregularities will be indicated.

FOURTEEN: AVAILABILITY OF THE SYSTEM


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TRANSELEC undertakes to comply with such service quality standards as may be established by the Electricity Law, the Electricity Regulations, the manuals and procedures of the CDEC - SIC, and the modifications or changes in the mentioned texts.

The forced unavailability of the transmission facilities included in this contract, excluding the unavailability caused by malicious acts by third parties, act of God and/or force majeure, that partially or totally hinders the energy and power evacuation from generating plants owned by ENDESA, will cause a reduction of basic toll by ENDESA to TRANSELEC .

This toll payment reduction will be equal to one point five times (1.5) the amount of the basic toll annual payment (ANVR + OMC ) that would correspond to pay for those facilities where the unavailability was verified, and only for the period they were not available. Once the unavailability of a facility has been verified, TRANSELEC will carry out the corresponding reduction, in the charge of the monthly payment of the toll annual payment, immediately subsequent.

For the purposes to carry out such reductions, the monthly payment value of the basic toll annual payment will be fractioned in terms of the number of hours that this unavailability partially or totally hinders the energy and power evacuation from generating plants owned by ENDESA.

FIFTEEN: ARBITRATION

Any problem that may arise between the parties relating to the interpretation, performance or breach, application, or termination of the present contract will be resolved by the Court of Arbitration constituted in accordance with that indicated in Article 51 G of Decree with Force of Law No. 1 of 1982 of the Ministry of Mining.

It is expressly established that, if one of the parties refuses to appoint or delays the appointment of the arbitrator whom it is responsible for appointing, the other party may resort to the regular courts to proceed with the appointment thereof. It will be understood that a refusal or delay exists when the term of twenty (20) days indicated in the third paragraph of the mentioned Article 51 G has passed and the party has not made such designation.

Likewise, the parties set forth that if the arbitrators do not agree on the designation of the third arbitrator within the same term as that referred to above, such designation will be made by the Regular Court of Justice of the Borough of Santiago, in which case the appointment shall necessarily fall upon an attorney at law who has been a member of the Supreme Court or the Court of Appeals of Santiago or Dean or Director of the School of Law of the University of Chile or of the Catholic University of Chile.

Once arbitration is convened, the Court of Arbitration must decide, as the first remedy, within a term less than sixty days, the amount that must continue to be paid, if appropriate, by ENDESA to TRANSELEC provisionally, until such time as the dispute is finally resolved.

SIXTEEN: LEGAL CAPACITIES

The legal capacity of Mr. Hector Lopez Vilaseco to represent ENDESA is set forth in the public deed dated August 31, 2000, executed before the Notary Public for Santiago Mr. Fernando Opazo Larrain.

The legal capacity of Mr. Guillermo Espinosa Ihnen to represent TRANSELEC is set forth in the public deed dated August 18, 1997 executed before the acting notary public for Santiago Mr. Ismael Ibarra Leniz.


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SEVENTEEN: EXHIBITS

The exhibits to this contract , four (4) in total, duly signed by the appearing parties, form an integral part of this document for all contractual and legal purposes.

EIGHTEEN: NUMBER OF COUNTERPARTS

The present contract is signed in four (4) counterparts, two (2) of which are left in the possession of each one of the parties.


s/                                  s/
Hector Lopez Vilaseco               Guillermo Espinosa Ihnen
GENERAL MANAGER                     GENERAL MANAGER
ENDESA                              TRANSELEC


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